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                                                                   EXHIBIT 10.06

                  1997 HARTFORD LIFE, INC. INCENTIVE STOCK PLAN
                         (As Amended, February 16, 2000)

1.       PURPOSE

The purpose of the 1997 Hartford Life, Inc. Incentive Stock Plan is to motivate and reward superior performance on the part of Key Employees of Hartford Life, Inc. and its subsidiaries and Participating Companies and to thereby attract and retain Key Employees of superior ability. In addition, the Plan is intended to further opportunities for stock ownership by such Key Employees and Directors (as defined below) in order to increase their proprietary interest in the Company, and, as a result, their interest in the success of the Company. Awards may be made, in the discretion of the Committee, to Key Employees (including officers and directors who are also Key Employees) whose responsibilities and decisions directly affect the performance of any Participating Company and its subsidiaries and also to Directors. Such incentive awards may consist of stock options and stock appreciation rights payable in stock or cash for Key Employees or Directors, and performance shares, restricted stock or any combination of the foregoing for Key Employees, as the Committee may determine.

2.       DEFINITIONS

When used herein, the following terms shall have the following meanings:

         "ACT" means the Securities Exchange Act of 1934, as amended.

         "ANNUAL LIMIT" means the maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year as provided in Section 3 of the Plan.

         "AWARD" means an award granted to any Key Employee or Director in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares or Restricted Stock, or any combination of the foregoing, as applicable.

         "AWARD AGREEMENT" means the written agreement evidencing each Award granted under the Plan.

         "BENEFICIAL OWNER" means any Person who, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Act) of any securities of a company, including any such right pursuant to any agreement, arrangement or understanding (whether or not in writing), provided that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (A) arising solely from a revocable proxy or consent given in response to a

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public proxy or consent solicitation made pursuant to, and in accordance with, the Act and the applicable rules and regulations thereunder, or (B) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the applicable rules and regulations thereunder, in either case described in clause (A) or (B) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any security acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         "BENEFICIARY" means the beneficiary or beneficiaries designated pursuant to Section 10 to receive the amount, if any, payable under the Plan upon the death of an Award recipient.

         "BOARD" means the Board of Directors of the Company.

         "CHANGE OF CONTROL" means the occurrence of an event defined in Section 9 of the Plan.

         "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

         "COMMITTEE" means the Compensation and Personnel Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

         "COMPANY" means Hartford Life, Inc. and its successors and assigns.

         "DIRECTOR" means a member of the Board who is not an employee of any Participating Company.

         "ELIGIBLE EMPLOYEE" means an Employee employed by a Participating Company; provided, however, that except as the Board of Directors or the Committee, pursuant to authority delegated by the Board of Directors, may otherwise provide on a basis uniformly applicable to all persons similarly situated, "Eligible Employee" shall not include any "Ineligible Person," which includes (i) a person who (A) holds a position with the Company's "HARTEMP" Program, (B) is hired to work for a Participating Company through a temporary employment agency, or (C) is hired to a position with a Participating Company with notice on his or her date of hire that the position will terminate on a certain date; (ii) a person who is a leased employee (within the meaning of Code
Section 414(n)(2)) of a Participating Company or is otherwise employed by or through a temporary help firm, technical help firm, staffing firm, employee leasing firm, or professional employer organization, regardless of whether such person is an Employee of a Participating Company, and (iii) a person who performs services for a Participating Company as an independent contractor or under

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any other non-employee classification, or who is classified by a Participating
Company as, or determined by a Participating Company to be, an independent contractor, regardless of whether such person is characterized or ultimately determined by the Internal Revenue Service or any other Federal, State or local governmental authority or regulatory body to be an employee of a Participating Company or its affiliates for income or wage tax purposes or for any other purpose.

         Notwithstanding any provision in the Plan to the contrary, if any person is an Ineligible Person, or otherwise does not qualify as an Eligible Employee, or otherwise is ineligible to participate in the Plan, and such person is later required by a court or governmental authority or regulatory body to be classified as a person who is eligible to participate in the Plan, such person shall not be eligible to participate in the Plan, notwithstanding such classification, unless and until designated as an Eligible Employee by the Committee, and if so designated, the participation of such person in the Plan shall be prospective only.

         "EMPLOYEE" means any person regularly employed by a Participating Company, but shall not include any person who performs services for a Participating Company as an independent contractor or under any other non-employee classification, or who is classified by a Participating Company as, or determined by a Participating Company to be, an independent contractor.

         "FAIR MARKET VALUE," unless otherwise indicated in the provisions of this Plan, means, as of any date, the composite closing price for one share of Stock on the New York Stock Exchange or, if no sales of Stock have taken place on such date, the composite closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.

         "INCENTIVE STOCK OPTION" means a stock option qualified under Section 422 of the Code.

         "KEY EMPLOYEE" means an Employee (including any officer or director who is also an Employee) of any Participating Company who is an Eligible Employee and whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries.

         "OPTION" means an option awarded under Section 5 of the Plan to purchase Stock of the Company, which option may be an Incentive Stock Option or a non-qualified Stock option.

         "PARTICIPATING COMPANY" means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, "Participating Company" means the Company or any corporation which at the time such Option is granted qualifies as a "subsidiary" of the Company under Section 424(f) of the Code.

         "PERFORMANCE SHARE" means a performance share awarded under Section 6 of the Plan.

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         "PERSON" has the meaning ascribed to such term in Section 3(a)(9) of the Act, as supplemented by Section 13(d)(3) of the Act; provided, however, that Person shall not include (i) The Hartford, the Company, any subsidiary of the Company or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of The Hartford, the Company or of any subsidiary of the Company, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of securities of the Company.

         "PLAN" means the 1997 Hartford Life, Inc. Incentive Stock Plan, as the same may be amended, administered or interpreted from time to time.

         "PLAN YEAR" means the calendar year.

         "RETIREMENT" means eligibility to receive immediate retirement benefits under a Participating Company pension plan.

         "RESTRICTED STOCK" means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.

         "RIGHT" means a stock appreciation right awarded in connection with an Option under Section 5 of the Plan.

         "STOCK" means the Class A Common Stock ($.01 par value) of the Company.

         "THE HARTFORD" means The Hartford Financial Services Group, Inc. and its successors and assigns.

         "TOTAL DISABILITY" means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

         "TRANSFEREE" means any person or entity to whom or to which a non-qualified stock option has been transferred and assigned in accordance with
Section 5(h) of the Plan.

3.       SHARES SUBJECT TO THE PLAN

            The aggregate number of shares of Stock which may be awarded under the Plan in any Plan Year shall be subject to an annual limit. The maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year shall be 1.5 percent (1.5%) of the total of the issued and outstanding shares of Class A Common Stock and Class B Common Stock and

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Class A treasury Stock and Class B treasury Stock as reported in the Annual
Report on Form 10-K of the Company for the fiscal year ending immediately prior to any Plan Year, except that for the Plan Year that includes the initial public offering of Stock of the Company, such maximum number shall be 1.5% of the issued and outstanding shares of Class A Common Stock and Class B Common Stock of the Company immediately following such offering (excluding shares issued by virtue of underwriters' over-allotments). Any unused portion of the Annual Limit for any Plan Year shall be carried forward and be made available for awards in succeeding Plan Years.

         In addition to the foregoing, in no event shall more than five million (5,000,000) shares of Stock be cumulatively available for Awards of Incentive Stock Options under the Plan, and provided further, that no more than twenty percent (20%) of the total number of shares on a cumulative basis shall be available for Restricted Stock and Performance Share Awards. For any Plan Year, no individual employee may receive an Award of Options for more than the lesser of (i) ten percent (10%) of the Annual Limit on available shares applicable to that Plan Year or (ii) 500,000 shares; except that, for the Plan Year that follows the initial public offering of Stock of the Company, each individual employee may receive in addition to the foregoing limit that number of substitute Options and Restricted Stock equitably determined by the Committee to be required to replace stock options and restricted stock granted by The Hartford and surrendered by such employee in connection with such offering.

         Subject to the above limitations, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares, or shares held by the Company in treasury or shares purchased in the open market.

         Notwithstanding anything herein to the contrary, and to the extent permitted by applicable law, no award of shares of Stock shall be made under the Plan, and the Company shall have no obligation to issue any shares of Stock under the Plan, if such award would cause the direct or indirect percentage ownership of The Hartford of the combined voting power or the value of the capital stock of the Company to fall below 80%.

         For the purpose of computing the total number of shares of Stock available for Awards under the Plan and in applying the limitation in the preceding paragraph, there shall be counted against the foregoing limitations the number of shares of Stock subject to issuance upon exercise or settlement of Awards and the number of shares of Stock which equal the value of performance share Awards, in each case determined as at the dates on which such Awards are granted. If any Awards under the Plan are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock or are exchanged for other Awards, the shares of Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, termination, expiration, cash settlement or exchange of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a Stock option granted under the Plan may be available for subsequent Awards.

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4.       GRANT OF AWARDS AND AWARD AGREEMENTS

         (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted, and those Directors to whom Options and Rights are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee and any Director; (iii) determine the amount or number of shares of Stock subject to each Award; and (iv) determine the terms and conditions of each Award.

         (b) Each Award granted under the Plan shall be evidenced by an Award Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee.

5.       STOCK OPTIONS AND RIGHTS

         (a) With respect to Options and Rights, the Committee shall (i) authorize the granting of Incentive Stock Options, non-qualified Stock options, or a combination of Incentive Stock Options and non-qualified Stock options;
(ii) authorize the granting of Rights which may be granted in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option;
(iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.

         (b) Any option issued hereunder which is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

         (c) The exercise period for a non-qualified Stock option and any related Right shall not exceed ten years and two days from the date of grant, and the exercise period for an Incentive Stock Option and any related Right shall not exceed ten years from the date of grant.

         (d) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted.

         (e) No part of any Option or Right may be exercised until the Key Employee or Director who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments.

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         (f) Except as provided in Section 9, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or Stock already owned by the optionee having a total Fair Market Value equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

         (g) In case of a Key Employee's termination of employment, the following provisions shall apply:

                  (A) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her Option may be exercised in full by
(i) the person or persons to whom the Key Employee's rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators; (ii) his or her Transferee(s) (with respect to non-qualified stock options); or (iii) his or her Beneficiary designated pursuant to Section 10, at any time, or from time to time, within five years after the date of the Key Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(c) above.

                  (B) If the Key Employee's employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in
Section 5(c) above. Any such Options not fully exercisable immediately prior to such optionee's Retirement shall become fully exercisable upon such Retirement unless the Committee, in its sole discretion, shall otherwise determine.

                  (C) Except as provided in Section 9, if the Key Employee shall voluntarily resign before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Options or Rights shall be canceled coincident with the effective date of the termination of employment.

                  (D) Except as provided in Section 9, if the Key Employee's employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(c) above.

         (h) Except as provided in this Section 5(h), no Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the

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lifetime of the optionee, an Option or Right shall be exercisable only by the
Key Employee or Director to whom the Option or Right is granted (or his or her estate or designated Beneficiary). Notwithstanding the foregoing, all or a portion of a non-qualified stock option may be transferred and assigned by such persons designated by the Committee, to such persons designated by the Committee and upon such terms and conditions as the Committee may from time to time authorize and determine in its sole discretion.

         (i) Except as provided in Section 9, if a Director's service on the Board terminates for any reason, including without limitation, termination due to death, disability or retirement, such Director may exercise any Option or Right granted to him or her (or in the case of death of such Director, the Beneficiary, Transferee, or other person or entity to whom such Option or Right passes by will or by law, as applicable, may exercise such Option or Right) only to the extent determined by the Committee as set forth in such Director's Award Agreement and/or any administrative rules or other terms and conditions adopted by the Committee from time to time applicable to such Option or Right granted to such Director.

         (j) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code.

         (k) With respect to the exercisability and settlement of Rights:

                  (i) Upon exercise of a Right, a Key Employee or Director shall be entitled, subject to such terms and conditions the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (A) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (B) a specified amount which shall not, subject to Section 5(d), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify in cash, the issuance or transfer to the Key Employee or Director of whole shares of Stock with a Fair Market Value at such time equal to any excess, or a combination of cash and shares of Stock with a combined Fair Market Value at such time equal to any such excess, all as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.

                  (ii) In the event of the exercise of such Right, the Company's obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.

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6.       PERFORMANCE SHARES

         (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards of Performance Shares are to be made, (ii) determine the Performance Period (the "Performance Period") and Performance Objectives (the "Performance Objectives") applicable to such Awards, (iii) determine the form of settlement of a Performance Share and (iv) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value of one share of Stock at such date; provided that the Committee may limit the aggregate amount payable upon the settlement of any Award. The maximum award for any individual employee in any given year shall be 100,000 Performance Shares.

         (b) The Committee shall determine a Performance Period of not less than two nor more than five years. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

         (c) The Committee shall determine the Performance Objectives for Awards of Performance Shares. Performance Objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon one or more of the following objective criteria, as the Committee deems appropriate, which may be (i) determined solely by reference to the performance of the Company, any subsidiary or affiliate of the Company or any division or unit of any of the foregoing, or (ii) based on comparative performance of any one or more of the following relative to other entities: (A) earnings per share, (B) return on equity, (C) cash flow, (D) return on total capital, (E) return on assets, (F) economic value added, (G) increase in surplus, (H) reductions in operating expenses, (I) increases in operating margins (J) earnings before income taxes and depreciation, (K) total shareholder return (L) return on invested capital,
(M) cost reductions and savings, (N) earnings before interest, taxes, depreciation and amortization ("EBITDA"), (O) pre-tax operating income (P) productivity improvements, or (Q) a Key Employee"s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals.

If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

         (d) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Shares or the percentage of Performance Shares which shall be paid to the Key Employee or member of the group of Key

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Employees if the applicable Performance Objectives are met in whole or in part.

         (e) If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, Retirement, or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company, that Key Employee may, as determined by the Committee, be entitled to payment in settlement of such Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period and prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period unless the Committee shall otherwise determine.

         (f) Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, with payment to commence as soon as practicable after the end of the relevant Performance Period.

7.       RESTRICTED STOCK

         (a) Except as provided in Section 9, Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest.

         (b) Except when the Committee determines otherwise pursuant to Section 7(d), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company.

         (c) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

         (d) In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Key Employee's Restricted Stock.

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         (e) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

         (f) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

         (g) Subject to Section 7(e) and Section 8, each Key Employee entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

8.       CERTIFICATES FOR AWARDS OF STOCK

         (a) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

         (b) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

         (c) Except for the restrictions on Restricted Stock under Section 7, each Key Employee and Director who receives Stock in settlement of an Award of Stock shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee or Director awarded an Option or Right, and no Key Employee awarded a Performance Share, shall have any right as a shareholder with respect to any shares covered by his or her Option, Right or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares.

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9.       CHANGE OF CONTROL

         (a)      For purposes of this Plan, a Change of Control shall occur if:

                  (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to
                           Section 13(d) of the Act disclosing that any Person, other than the Company or The Hartford or a subsidiary of either of the foregoing or any employee benefit plan sponsored by the Company or The Hartford or a subsidiary of either of the foregoing, is the Beneficial Owner of the greater of (A) the percentage of the outstanding stock of the Company entitled to vote in the election of directors of the Company owned at such time by The Hartford, or (B) twenty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

                  (ii) any Person, other than the Company or The Hartford or a subsidiary of either of the foregoing or any employee benefit plan sponsored by the Company or The Hartford or a subsidiary of either of the foregoing, shall purchase shares pursuant to a tender offer or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner, directly or indirectly, of the greater of (A) the percentage of the outstanding stock of the Company entitled to vote in the election of directors of the Company owned at such time by The Hartford, or (B) fifteen percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire stock);

                  (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company entitled to vote in the election of directors of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of such stock of the Company immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation entitled to vote in the election of directors immediately after the consolidation or merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

                  (iv) within any 12 month period, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent

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
                           Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of the Company or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board of the Company by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (iv), and (B) was not designated by a Person who has entered into an agreement with the Company to effect a transaction described in the immediately preceding clause (iii); or

                  (v) a Change of Control as defined in The Hartford 1995 Incentive Stock Plan, as amended from time to time, occurs with respect to The Hartford at a time when The Hartford directly or indirectly owns more than 50% of the combined voting power and the value of the capital stock of the Company;

provided that a sale of all of the interest of The Hartford in the Company shall not be considered a Change of Control for purposes of this Plan.

         (b) Notwithstanding any provisions in this Plan to the contrary, upon the occurrence of a Change of Control:

          (i) Each Option and related Right outstanding on the date such Change of Control occurs, and which is not then fully vested and exercisable, shall immediately vest and become exercisable to the full extent of the original grant for the remainder of its term.

          (ii) The surviving or resulting corporation may, in its discretion, provide for the assumption or replacement of each outstanding Option and related Right granted under the Plan on terms which are no less favorable to the optionee than those applicable to the Options and Rights immediately prior to the Change of Control. If the surviving or resulting corporation offers to assume or replace the Options and Rights, the optionee may elect to have his or her Options and Rights assumed or replaced, in whole or in part, or to surrender on the date the Change of Control occurs his or her Options and Rights, in whole or in part, for cash equal to the excess of the Formula Price as defined in
Section 9(b)(v) hereof over the exercise price.

           (iii) In the event the successor corporation does not offer to assume or replace the outstanding Options and Rights as described in Section 9(b)(ii) hereof, each Option and Right will be exercised on the date such Change of Control occurs for cash equal to the excess of the Formula Price as defined in
Section 9(b)(v) hereof over the exercise price.

         (iv) If an employee elects to have his or her Options and Rights assumed or replaced in accordance with clause (ii) above, and within the three
(3) year period following the date of the Change of Control either of the following occurs: (A) the employment of such

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
employee is involuntarily terminated other than in a Termination For Just Cause (as defined below), or (B) such employee voluntarily terminates employment in a Termination For Good Reason (as defined below); then such employee's assumed or replaced Options and Rights shall remain exercisable in whole or in part for seven (7) months after the date of such termination (or until the expiration date for such Options and Rights, if earlier). Such assumed or replaced Options and Rights may be exercised for cash equal to the higher of (1) the excess of the Fair Market Value of the successor corporation's common stock on the date of such termination over the exercise price for such Options and Rights, or (2) the excess of the Formula Price (as defined below) of the Company's Stock on the date the Change of Control occurred over the exercise price for such Options and Rights.

         (v) The following definitions shall apply for purposes of this Section 9 only:

"BASE SALARY" means the amount an employee is entitled to receive as wages or salary on an annualized basis, excluding all bonus, overtime, and incentive compensation, payable by the Company or the successor corporation, as the case may be, as consideration for the employee's services, and including earned but deferred wages or salary.

"FORMULA PRICE" means the highest of (A) the highest composite daily closing price of the Stock during the period beginning on the 60th calendar day prior to the Change of Control and ending on the date of such Change of Control, (B) the highest gross price paid for the Stock during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission, or (C) the highest gross price paid or to be paid for a share of Stock (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in this Section as constituting a Change of Control; provided that in the case of the exercise of any such Right related to an Incentive Stock Option, "Formula Price" shall mean the Fair Market Value of the Stock at the time of such exercise.

"REQUIRED BASE SALARY" means with respect to any employee the higher of (a) the employee's Base Salary as in effect immediately prior to the Change of Control, or (b) the employee's highest Base Salary in effect at any time thereafter.

"TARGET BONUS" means the annual bonus of an employee determined as a percentage of annual base salary based on the annual target bonus percentage established for the employee under the Executive Bonus Program or the Performance Share Program (or any other similar or successor plan, policy or program) for a calendar year, or if no annual target bonus percentage has been established under the applicable bonus plan, policy or program, based on the highest actual bonus percentage awarded to the employee under the applicable bonus plan, policy or program during the three preceding full calendar years.

"TERMINATION FOR GOOD REASON" means a voluntary termination of employment by an employee because of the occurrence of any of the following (A) a reduction in the employee's Base Salary below the Required Base Salary; (B) a greater than 10% reduction in the level of the

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
Total Compensation offered to the employee in comparison to the Total Compensation enjoyed by the employee immediately prior to the Change of Control; or (C) the successor corporation requiring the employee to be based at any office or location more than 50 miles from the location at which he or she performed services immediately prior to the Change of Control, except for travel reasonably required in the performance of the employee's job responsibilities.

"TERMINATION FOR JUST CAUSE" means a termination of employment based on fraud, misappropriation or embezzlement on the part of the employee which results in a final conviction of a felony.

"TOTAL COMPENSATION" means the aggregate of an employee's Base Salary, Target Bonus, and the value of any long-term incentive compensation award (including any option award) made to the employee under this Plan or the 1997 Hartford Life, Inc. Incentive Stock Plan (or any successor plan, policy or program), such value to be determined as of the date such award was made.

         (vi) The restrictions applicable to shares of Restricted Stock held by Key Employees pursuant to Section 7 shall lapse upon the occurrence of a Change of Control, and such Key Employees shall be entitled to elect, at any time during the 60 calendar days following the Change of Control, to receive immediately after the date the Key Employee makes such election either of the following: (A) unrestricted certificates for all of such shares, or (B) a lump sum cash amount equal to the number of such shares multiplied by the Formula Price. If a Key Employee does not make any election during the foregoing 60 day period, such Key Employee shall be deemed to have made the election described in
Section 9(b)(vi)(A) as of the 60th day of such period, and unrestricted certificates shall be issued to such Key Employee immediately following such day as described in Section 9(b)(vi)(A) hereof.

         (vii) If a Change of Control occurs during the course of a Performance Period applicable to an Award of Performance Shares pursuant to Section 6, then a Key Employee shall be deemed to have satisfied the Performance Objectives effective on the date of such occurrence. Such Key Employee shall be paid, immediately following the occurrence of such Change of Control, a lump sum cash amount equal to the number of outstanding Performance Shares awarded to such Key Employee multiplied by the Formula Price.

         (c) In the event of a Change of Control, no amendment, suspension or termination of the Plan thereafter shall impair or reduce the rights of any person with respect to any Award made under the Plan.

10.      BENEFICIARY

         (a) Each Key Employee, Director, and/or his or her Transferee may file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee,

Director, or Transferee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the death of the Key Employee, Director, or Transferee, as the case may be, and in no event shall it be effective as of a date prior to such receipt.

         (b) If no such Beneficiary designation is in effect at the time of the death of a Key Employee, Director, or Transferee, as the case may be, or if no designated Beneficiary survives the Key Employee, Director, or Transferee, or if such designation conflicts with law, the estate of the Key Employee, Director, or Transferee, as the case may be, shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

11.      ADMINISTRATION OF THE PLAN

         (a) Each member of the Committee shall be a member of the Board and both a "non-employee director" within the meaning of Rule 16b-3 under the Act or successor rule or regulation and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

         (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

         (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

         (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

         (e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate to the chief executive officer or other members of senior management, except that Awards to executive officers (as defined in Rule 16b-3 of the Act) and Directors shall be made solely by the Committee and subject to compliance with Rule 16b-3 of the Act.

         (f) If a Change of Control has not occurred and if the Committee determines that a Key Employee has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option (including any related Right) as has not yet become exercisable at the time of termination, terminate any Performance Share Award for which the Performance Period has not been completed or terminate any Award of Restricted Stock for which the Restriction Period has not lapsed.

12.      AMENDMENT, EXTENSION OR TERMINATION

         The Board may, at any time, amend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary to avoid the application of Section 162(m) of the Code and the Treasury regulations issued thereunder. However, no amendment applicable to Incentive Stock Options shall, without approval by a majority of the Company's stockholders, (a) alter the group of persons eligible to participate in the Plan, or (b) except as provided in Section 13, increase the maximum number of shares of Stock which are available for Awards under the Plan. If a Change of Control has occurred, no amendment or termination shall impair the rights of any person with respect to a prior Award.

13.      ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK

         In the event of any reorganization, merger, recapitalization, consolidation, liquidation, Stock dividend, Stock split, reclassification, combination of shares, rights offering, split-up or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares of Stock, the Committee may make such adjustment in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option and the number of shares subject to Option or restricted Stock awards, as the Committee deems equitable.

14.      SUBSTITUTE AWARDS

         The Committee shall be authorized to issue substitute Options and related Rights to those Key Employees of Participating Companies who surrender options to acquire stock in The Hartford. The Committee may make a determination as to the exercise price and number of such substitute options as it may determine in order equitably to preserve the economic value of the surrendered options and related rights of The Hartford in the aggregate amount not to exceed eight million (8,000,000) shares. Subject to this limitation, shares of Stock to be issued upon the exercise of substitute Options may be made available from authorized but unissued shares or treasury or shares held by the Company or shares purchased in the open market.

         The maximum number of substitute Options and related Rights that may be granted to an individual employee is such number as may be determined by the Committee to be necessary to preserve the economic value of the surrendered options and related rights of The Hartford by any such individual employee.

         The terms and conditions of each substitute Stock award, including, without limitation, the expiration date of the option, the time or times when, and the manner in which, each substitute option shall be exercisable, the duration of the exercise period, the method of exercise, settlement and payment, and the rules in the event of termination, shall be the same as those of the surrendered award granted by The Hartford.

         The Committee shall also be authorized to issue substitute grants of Restricted Stock to replace shares of restricted stock of The Hartford surrendered by employees of Participating Companies. Such substitute shares shall be subject to the same terms and conditions as the surrendered shares of The Hartford restricted stock, including, without limitation, the restriction period of such restricted shares of The Hartford.

15.      MISCELLANEOUS

         (a) Except as provided in Section 9, nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee or Director shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(e) with respect to Restricted Stock.

         (b) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Key Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

         (c) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

         (d) The terms of the Plan shall be binding upon the Company and its successors and assigns.

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
         (e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

16.      EFFECTIVE DATE, TERM OF PLAN AND SHAREHOLDER APPROVAL

         The effective date of the Plan shall be May 22, 1997. No Award shall be granted under this Plan after the Plan's termination date. The Plan's termination date shall be December 31, 2007. The Plan will continue in effect for existing Awards as long as any such Award is outstanding.

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